                                                                Exhibit 5 & 23.4


                                BAKER & McKENZIE
                                   SOLICITORS

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

EUROPE                     ASIA                                       NORTH AND
MIDDLE EAST                PACIFIC                                    SOUTH AMERICA


ALMATY     MADRID          BANGKOK                                    BOGOTA        MEXICO CITY     SAN FRANCISCO
AMSTERDAM  MILAN           BEIJING            100 NEW BRIDGE STREET   BRASILIA      MIAMI           SANTIAGO
BARCELONA  MOSCOW          HANOI                 LONDON EC4V 6JA      BUENOS AIRES  MONTERREY       SAO PAULO
BERLIN     PARIS           HO CHI MINH CITY  TELEPHONE 0171-919 1000  CARACAS       NEW YORK        TIJUANA
BRUSSELS   PRAGUE          HONG KONG          TELEX 25660 DX No 233   CHICAGO       PALO ALTO       TORONTO
BUDAPEST   RIYADH          MANILA               FAX 0171-919 1999     DALLAS        RIO DE JANEIRO  VALENCIA
CAIRO      ROME            MELBOURNE                                  JUAREZ        SAN DIEGO       WASHINGTON, D.C.
FRANKFURT  ST. PETERSBURG  SINGAPORE
GENEVA     STOCKHOLM       SYDNEY
KIEV       WARSAW          TAIPEI
LAUSANNE   ZURICH          TOKYO
LONDON

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OUR REF:  TLP/jeb                                    DIRECT LINE  0171-919 1841

YOUR REF:

Kabelmedia Holding GmbH                                             23 JULY 1996
Oberer Steinwey 10
08523 Plauen
Germany


Dear Sirs

We have acted as United States counsel to Kabelmedia Holding GmbH (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the registration statement on Form S-1 (No. 333-5094) of the Company (the "Registration Statement") relating to the offering of the Company's Discount Notes as described in the Registration Statement (the "Securities"). The Securities are to be issued in accordance with the provisions of an indenture (the "Indenture") to be executed by the Company and The Bank of New York, as trustee, the form of which is being filed as an exhibit to the Registration Statement.

We have examined and relied on the Registration Statement and the forms of the Indenture and the Securities being filed with the Commission as exhibits to the Registration Statement. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed herein.

Based on the foregoing, it is our opinion that when the Indenture has been duly authorized, executed and delivered by the parties thereto, the Securities have been duly authorized by the Company and such Securities have been duly executed and authenticated in accordance with the provisions of the Indenture, and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the Registration Statement, the Securities will constitute legal, valid, binding and enforceable obligations of the Company.

The opinions expressed above are subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law) and (ii) the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

We express no opinion as to the subject matter jurisdiction of the federal courts of the United States of America over an action between two parties neither of which is a "citizen" of any State for purposes of 28 U.S.C.
Section 1332.

We express no opinion other than as to the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus that forms part of the Registration Statement without admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


Very truly yours,


BAKER & McKENZIE